EXHIBIT 99.1

For Immediate Release

WM Announces Fourth Quarter and Full-Year 2023 Earnings

Accelerated Earnings Growth in the Fourth Quarter Driven by Strong Execution of Price Programs and Optimization of Cost of Operations

Robust Full-Year Cash from Operations Driven by Growth in Operating EBITDA

Houston — Feb. 12, 2024 — WM (NYSE: WM) today announced financial results for the quarter and year ended December 31, 2023.

	Three Months Ended				Year Ended
	December 31, 2023		December 31, 2022		December 31, 2023		December 31, 2022
	(in millions, except per share amounts)				(in millions, except per share amounts)

	As Reported	As Adjusted(a)	As Reported	As Adjusted(a)	As Reported	As Adjusted(a)	As Reported	As Adjusted(a)

Revenue	$5,217	$5,217	$4,935	$4,935	$20,426	$20,426	$19,698	$19,698

Income from Operations	$785	$1,032	$765	$814	$3,575	$3,828	$3,365	$3,474

Operating EBITDA(b)	$1,311	$1,558	$1,310	$1,359	$5,646	$5,899	$5,403	$5,512

Operating EBITDA Margin	25.1%	29.9%	26.5%	27.5%	27.6%	28.9%	27.4%	28.0%
Net Income(c)	$493	$703	$499	$537	$2,304	$2,519	$2,238	$2,321

Diluted EPS	$1.22	$1.74	$1.21	$1.30	$5.66	$6.19	$5.39	$5.59

“Our operating and financial results in the second half of 2023 surpassed expectations driven by strong execution on our pricing and operating excellence programs. Our team continues to make progress in optimizing our cost structure, and our investments in people, technology, and assets accelerated margin expansion ahead of plan in the fourth quarter,” said Jim Fish, WM’s President and Chief Executive Officer. “During the fourth quarter, our collection and disposal business performance powered our total Company adjusted operating EBITDA growth of 15% and record adjusted margin of 29.9%.(a) Our performance in 2023, particularly the momentum built during the second half of the year, positions us well to sustain growth throughout 2024.”

Fish continued, “In 2024, we anticipate our financial performance to be driven by disciplined pricing, enhanced operational efficiencies, prudent cost management, and contributions from our investments in our recycling and renewable energy businesses. We anticipate total Company adjusted operating EBITDA growth of almost 8% at the midpoint of our guidance.(a) Our expectations for operating EBITDA growth position us to achieve all of our capital allocation priorities, including continuing to invest in sustainability growth, completing accretive acquisitions, and returning cash to our shareholders through dividends and share repurchases.”

FOR MORE

INFORMATION

Waste

Management

Web site

www.wm.com

Analysts

Ed Egl

713.265.1656

eegl@wm.com

Media

Toni Werner

media@wm.com

KEY HIGHLIGHTS FOR THE FOURTH QUARTER of 2023

•	Total Company revenue grew 5.7%, driven primarily by core price of 7.3%.(e)
•	Collection and disposal yield was 4.9%, and collection and disposal volumes increased 1.1%, or 1.9% on a workday adjusted basis.
•	Operating expenses as a percentage of revenue improved 240 basis points to 60.3% driven by efficiencies in the collection and disposal business.
•	SG&A expenses were 9.8% of revenue compared to 9.9%, or 9.8% on an adjusted basis, in the fourth quarter of 2022.(a)
•	Total Company adjusted operating EBITDA grew 14.7% to $1.56 billion, and margin expanded 240 basis points to 29.9% on an adjusted basis.(a)
•	Operating EBITDA in the Collection and Disposal business grew $250 million, or $205 million on an adjusted basis, to $1.77 billion. Operating EBITDA margin expanded 360 basis points, or 260 basis points on an adjusted basis, to 37.0%. (a)(d)
•	The Company returned $593 million to shareholders, including $312 million of share repurchases and $281 million of cash dividends.

KEY HIGHLIGHTS FOR Full year 2023

•	Total Company revenue grew 3.7%, driven primarily by core price of 7.0%.(e) Revenue growth from core price and volume finished the year ahead of expectations. This strong result was partially offset by the impact of lower commodity prices, which negatively impacted revenue from energy surcharges, recycling sales, and our renewable energy business.
•	Collection and disposal yield was 5.4%, and collection and disposal volumes increased 0.7%, or 0.9% on a workday adjusted basis.
•	Operating expenses as a percentage of revenue improved 70 basis points to 61.7% driven by efficiencies in the collection and disposal business.
•	SG&A expenses were 9.4% of revenue compared to 9.8%, or 9.6% on an adjusted basis, in 2022.(a)
•	Total Company adjusted operating EBITDA grew 7.0% to $5.90 billion, and margin expanded 90 basis points to 28.9% on an adjusted basis.(a)
•	Operating EBITDA in the Collection and Disposal business grew $457 million to $6.63 billion. Adjusted operating EBITDA in the Collection and Disposal business grew $422 million to $6.64 billion. Operating EBITDA margin expanded 50 basis points, or 30 basis points on an adjusted basis, to 35.2%.(a)(d)
•	Net cash provided by operating activities increased 4.0% to $4.72 billion, and free cash flow before investments in high-return sustainability projects grew 5.1% to $2.67 billion. Total Company free cash flow, including investments in sustainability projects, declined 3.7% to $1.90 billion.
•	The Company returned $2.44 billion to shareholders, including $1.30 billion of share repurchases and $1.14 billion of cash dividends.

2024 OUTLOOK

Revenue Growth & Profitability

•	Total Company revenue is expected to grow between 6% and 7%. The Company’s disciplined pricing programs are expected to result in core price of between 6% and 6.5% and collection and disposal yield approaching 5%. Collection and disposal volume growth is expected to approach 1%.
•	Total Company adjusted operating EBITDA is expected to be in the range of $6.275 to $6.425 billion, an increase of about $450 million at the midpoint of the range, which includes about $115 million of adjusted operating EBITDA growth from sustainability growth investments.(a)(f)

•	Adjusted operating EBITDA margin is expected to be in the range of 29.0% and 29.4%, expanding 30 basis points at the midpoint of the range.(a)

Free Cash Flow & Capital Allocation

•	WM expects to spend in the range of $2.2 to $2.3 billion on capital expenditures to support its normal business activities.
•	WM intends to invest between $850 and $900 million for capital expenditures on high-return growth projects in its recycling and renewable energy businesses.
•	Free cash flow before these targeted sustainability and automation focused capital investments is projected to be between $2.75 and $2.95 billion. Free cash flow is projected to be between $1.90 and $2.05 billion including the sustainability growth investments.(a)
•	WM’s cash flow outlook and strong balance sheet position the Company to continue its commitment to sound capital allocation.
○	The Company plans to invest $100 to $200 million in solid waste acquisitions.
○	The Board of Directors has indicated its intention to increase the annual dividend by $0.20 per share to $3.00, increasing estimated annual dividends paid to shareholders to $1.2 billion. This will be the 21st consecutive year of increases in the Company’s per share dividend. Each individual future quarterly dividend will be declared at the discretion of the Board of Directors prior to payment.
○	In December 2023, the Board of Directors refreshed the Company’s share repurchase authorization, providing for the repurchase of up to $1.5 billion of the Company’s common stock. WM expects to repurchase $1 billion of its common stock in 2024.

SUSTAINABILITY GROWTH OUTLOOK

•	WM has progressed its sustainability growth portfolio and remains committed to investing in an industry-leading network of renewable natural gas projects and recycling assets. The renewable natural gas projects have a projected payback period of about three years and the recycling assets have a projected payback period of about six years. These anticipated returns reflect the Company’s views that these investments create strong economic value, in addition to underlying environmental value.
•	The Company has updated the outlook for its sustainability growth program to reflect the addition of new high-return recycling growth opportunities, refined project schedules, and impacts from inflation.
•	The Company expects to invest $2.8 to $2.9 billion in growth investments across the recycling and renewable energy platforms from 2022 to 2026, which includes the $1.325 billion already invested in 2022 and 2023. About $350 million of the increase from the Company’s prior plan is for new recycling growth projects that are expected to deliver similar returns.
•	The projects are expected to contribute incremental run-rate adjusted operating EBITDA of about $800 million by the end of 2026, with about $510 million coming from renewable natural gas projects assuming a blended average renewable natural gas price of $26 per MMBtu and about $290 million coming from recycling projects assuming a blended average recycled commodity price of $125 per ton.(a)(g)

Following the request of stockholders, the Company previously announced that it engaged a team led by former U.S. Attorney General Loretta Lynch at Paul, Weiss, Rifkind, Wharton & Garrison to perform an independent assessment of the impact of the Company’s policies and practices on the civil rights of Company stakeholders, and to provide recommendations for further improvement. The assessment was recently completed, and the report is available at https://sustainability.wm.com/ under “Sustainability Disclosures.”

“We are pleased with the positive findings of the civil rights assessment, which reported that WM’s work to date reflects a substantial and enduring commitment to creating a welcoming and supportive environment that presents opportunities for all employees and suppliers to succeed and proactively addresses the environmental impacts in the communities where WM operates,” Fish said. “WM remains committed to continuous improvement in these areas and seeking innovative ways to support and serve our key stakeholders with the highest integrity, fairness, and respect.”

Fish continued, “Our strong fourth quarter finish to the year reflects our commitments to putting our people first, delivering best-in-class customer service, optimizing our cost to serve, and protecting and preserving the environment. This strong finish positions us to continue to deliver out-paced growth in 2024.”

(a)	The information labeled as adjusted in this press release, as well as free cash flow, are non-GAAP measures. Please see “Non-GAAP Financial Measures” below and the reconciliations in the accompanying schedules for more information.

(b)	Management defines operating EBITDA as GAAP income from operations before depreciation and amortization; this measure may not be comparable to similarly titled measures reported by other companies.

(c)	For purposes of this press release, all references to “Net income” refer to the financial statement line item “Net income attributable to Waste Management, Inc.”

(d)	In the fourth quarter of 2023, the Company updated its reportable segments to enhance transparency regarding its financial performance and underscore its commitment to sustainability through substantial planned and ongoing investments in its Recycling Processing and Sales and WM Renewable Energy businesses. The Company reports through four segments, referred to as (i) Collection and Disposal – East Tier; (ii) Collection and Disposal – West Tier; (iii) Recycling Processing and Sales and (iv) WM Renewable Energy. The Company’s East and West Tiers along with certain ancillary services not managed through our Tier segments form its “Collection and Disposal” businesses.

(e)	Core price is a performance metric used by management to evaluate the effectiveness of our pricing strategies; it is not derived from our financial statements and may not be comparable to measures presented by other companies. Core price is based on certain historical assumptions, which may differ from actual results, to allow for comparability between reporting periods and to reveal trends in results over time.

(f)	In 2024, the Company’s outlook assumes a blended average single stream recycled commodity price of approximately $70 per ton; a blended average renewable natural gas value of about $29.50 per MMBtu including an average price for renewable fuel standard credits of $3.00 and an average natural gas price of $2.50 per MMBtu; and an average electricity price of approximately $64 per megawatt hour. The Company’s blended average single stream recycled commodity price was about $75 per ton in the fourth quarter, compared to about $47 per ton in the prior year period, and about $62 per ton for the full year, compared to about $100 per ton in the prior year. The blended average renewable natural gas value was about $28.10 per MMBtu for the full-year 2023. The average value of renewable fuel standard credits was $2.77 in the fourth quarter, compared to $2.82 in the prior year period, and $2.45 for the full year, compared to $3.10 in the prior year. The average natural gas price was $1.87 per MMBtu in the fourth quarter, compared to $4.99 per MMBtu in the prior year period, and $2.07 per MMBtu for the full year, compared to $5.84 per MMBtu in the prior year. The average electricity price was $62 per megawatt hour in the fourth quarter, compared to about $74 per megawatt hour in the prior year period, and about $64 per megawatt hour for the full year, compared to about $73 per megawatt hour in the prior year.

(g)	Projected run-rate annual adjusted operating EBITDA by the end of 2026 from recycling investments ranges from $250 to $310 million, assuming commodity prices range from $75 to $150 per ton. Projected run-rate annual adjusted operating EBITDA by the end of 2026 from renewable natural gas investments changes by about $25 million for each $1 per MMBtu change in the value of renewable natural gas.

The Company will host a conference call at 10 a.m. ET on February 13, 2024 to discuss the fourth quarter and full-year 2023 results. Information contained within this press release will be referenced and should be considered in conjunction with the call.

Listeners can access a live audio webcast of the conference call by visiting investors.wm.com and selecting “Events & Presentations” from the website menu. A replay of the audio webcast will be available at the same location following the conclusion of the call.

Conference call participants should register to obtain their dial in and passcode details. This streamlined process improves security and eliminates wait times when joining the call.

about wm

WM (WM.com) is North America's leading provider of comprehensive environmental solutions. Previously known as Waste Management and based in Houston, Texas, WM is driven by commitments to put people first and achieve success with integrity. The company, through its subsidiaries, provides collection, recycling and disposal services to millions of residential, commercial, industrial and municipal customers throughout the U.S. and Canada. With innovative infrastructure and capabilities in recycling, organics and renewable energy, WM provides environmental solutions to and collaborates with its customers in helping them achieve their sustainability goals. WM has the largest disposal network and collection fleet in North America, is the largest recycler of post-consumer materials and is the leader in beneficial use of landfill gas, with a growing network of renewable natural gas plants and the most landfill gas-to-electricity plants in North America. WM's fleet includes more than 12,000 natural gas trucks – the largest heavy-duty natural gas truck fleet of its kind in North America. To learn more about WM and the company's sustainability progress and solutions, visit Sustainability.WM.com.

Forward-Looking Statements

The Company, from time to time, provides estimates or projections of financial and other data, comments on expectations relating to future periods and makes statements of opinion, view or belief about current and future events, circumstances or performance. This press release contains a number of such forward-looking statements, including but not limited to all statements under the heading “2024 Outlook” and “Sustainability Growth Outlook” and all statements regarding future performance or financial results of our business; achievement of financial guidance and growth in 2024; drivers of 2024 financial performance; future capital allocation priorities, investments, expenditures, results, returns and payback periods; contributions from sustainability growth investments in recycling and renewable energy; future pricing results, cost management and operational efficiencies; commodity price assumptions; future acquisition activity and results of acquisitions; future shares repurchase activity and dividend payments; and future activities in response to the civil rights assessment. You should view these statements with caution. They are based on the facts and circumstances known to the Company as of the date the statements are made. These forward-looking statements are subject to risks and uncertainties that could cause actual results to be materially different from those set forth in such forward-looking statements, including but not limited to failure to implement our optimization, automation, growth, and cost savings initiatives and overall business strategy; failure to obtain the results anticipated from strategic initiatives, investments, acquisitions or new lines of business; failure to identify acquisition targets, consummate and integrate acquisitions; environmental and other regulations, including developments related to emerging contaminants, gas emissions, renewable energy, extended producer responsibility and our natural gas fleet; significant environmental, safety or other incidents resulting in liabilities or brand damage; failure to obtain and maintain necessary permits due to land scarcity, public opposition or otherwise; diminishing landfill capacity, resulting in increased costs and the need for disposal alternatives; failure to attract, hire and retain key team members and a high quality workforce; increases in labor costs due to union organizing activities or changes in wage and labor related regulations; disruption and costs resulting from severe weather and destructive climate events; failure to achieve our sustainability goals or execute on our sustainability-related strategy and initiatives, including within planned timelines or anticipated budgets due to disruptions, delays, cost increases or changes in environmental or tax regulations; focus on, and regulation of, environmental and sustainability-related disclosures, which could lead to increased costs, risk of non-compliance, brand damage and litigation risk related to our sustainability efforts; macroeconomic conditions, geopolitical conflict and large-scale market disruption resulting in labor, supply chain and transportation constraints, inflationary cost pressures and fluctuations in commodity prices, fuel and other energy costs; increased competition; pricing actions; impacts from international trade restrictions; competitive disposal alternatives, diversion of waste from landfills and declining waste volumes; weakness in general economic conditions and capital markets, including potential for an economic recession;

instability of financial institutions; adoption of new tax legislation; fuel shortages; failure to develop and protect new technology; failure of technology to perform as expected; failure to prevent, detect and address cybersecurity incidents or comply with privacy regulations; inability to adapt and manage the benefits and risks of artificial intelligence; negative outcomes of litigation or governmental proceedings; and decisions or developments that result in impairment charges. Please also see the Company’s filings with the SEC, including Part I, Item 1A of the Company’s most recently filed Annual Report on Form 10-K, as updated by subsequent Quarterly Reports on Form 10-Q, for additional information regarding these and other risks and uncertainties applicable to its business. The Company assumes no obligation to update any forward-looking statement, including financial estimates and forecasts, whether as a result of future events, circumstances or developments or otherwise.

Non-GAAP Financial Measures

To supplement its financial information, the Company has presented, and/or may discuss on the conference call, adjusted earnings per diluted share, adjusted net income, adjusted income from operations, adjusted operating EBITDA, adjusted operating EBITDA margin, adjusted SG&A expenses, and free cash flow, as well as projections of adjusted operating EBITDA and free cash flow. All of these items are non-GAAP financial measures, as defined in Regulation G of the Securities Exchange Act of 1934, as amended. The Company reports its financial results in compliance with GAAP but believes that also discussing non-GAAP measures provides investors with (i) financial measures the Company uses in the management of its business and (ii) additional, meaningful comparisons of current results to prior periods’ results by excluding items that the Company does not believe reflect its fundamental business performance and are not representative or indicative of its results of operations.

In addition, the Company’s projected future operating EBITDA is anticipated to exclude the effects of other events or circumstances that are not representative or indicative of the Company’s results of operations. Such excluded items are not currently determinable, but may be significant, such as asset impairments and one-time items, charges, gains or losses from divestitures or litigation, and other items. Due to the uncertainty of the likelihood, amount and timing of any such items, the Company does not have information available to provide a quantitative reconciliation of such projection to the comparable GAAP measure.

The Company discusses free cash flow and provides a projection of free cash flow because the Company believes that it is indicative of its ability to pay its quarterly dividends, repurchase common stock, fund acquisitions and other investments and, in the absence of refinancings, to repay its debt obligations. Free cash flow is not intended to replace “Net cash provided by operating activities,” which is the most comparable GAAP measure. The Company believes free cash flow gives investors useful insight into how the Company views its liquidity, but the use of free cash flow as a liquidity measure has material limitations because it excludes certain expenditures that are required or that the Company has committed to, such as declared dividend payments and debt service requirements. The Company defines free cash flow as net cash provided by operating activities, less capital expenditures, plus proceeds from divestitures of businesses and other assets (net of cash divested); this definition may not be comparable to similarly-titled measures reported by other companies.

The quantitative reconciliations of non-GAAP measures to the most comparable GAAP measures are included in the accompanying schedules, with the exception of projected adjusted operating EBITDA. Non-GAAP measures should not be considered a substitute for financial measures presented in accordance with GAAP.

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WASTE MANAGEMENT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Millions, Except per Share Amounts)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Operating revenues	$5,217	$4,935	$20,426	$19,698
Costs and expenses:
Operating	3,146	3,093	12,606	12,294
Selling, general and administrative	513	487	1,926	1,938
Depreciation, depletion and amortization	526	545	2,071	2,038
Restructuring	1	—	5	1
(Gain) loss from divestitures, asset impairments and unusual items, net	246	45	243	62
	4,432	4,170	16,851	16,333
Income from operations	785	765	3,575	3,365
Other income (expense):
Interest expense, net	(128)	(109)	(500)	(378)
Equity in net losses of unconsolidated entities	(19)	(18)	(60)	(67)
Other, net	6	5	6	(2)
	(141)	(122)	(554)	(447)
Income before income taxes	644	643	3,021	2,918
Income tax expense	175	143	745	678
Consolidated net income	469	500	2,276	2,240
Less: Net income (loss) attributable to noncontrolling interests	(24)	1	(28)	2
Net income attributable to Waste Management, Inc.	$493	$499	$2,304	$2,238
Basic earnings per common share	$1.23	$1.22	$5.69	$5.42
Diluted earnings per common share	$1.22	$1.21	$5.66	$5.39
Weighted average basic common shares outstanding	402.0	409.2	404.9	412.8
Weighted average diluted common shares outstanding	404.2	411.5	406.9	415.0

WASTE MANAGEMENT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Millions)

(Unaudited)

	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$458	$351
Receivables, net	2,870	2,752
Other	476	448
Total current assets	3,804	3,551
Property and equipment, net	16,968	15,719
Goodwill	9,254	9,323
Other intangible assets, net	759	827
Other	2,038	1,947
Total assets	$32,823	$31,367
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable, accrued liabilities and deferred revenues	$3,892	$3,980
Current portion of long-term debt	334	414
Total current liabilities	4,226	4,394
Long-term debt, less current portion	15,895	14,570
Other	5,806	5,539
Total liabilities	25,927	24,503
Equity:
Waste Management, Inc. stockholders’ equity	6,903	6,849
Noncontrolling interests	(7)	15
Total equity	6,896	6,864
Total liabilities and equity	$32,823	$31,367

WASTE MANAGEMENT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Millions)

(Unaudited)

	Year Ended
	December 31,
	2023	2022
Cash flows from operating activities:
Consolidated net income	$2,276	$2,240
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation, depletion and amortization	2,071	2,038
Goodwill impairment	168	—
Other	455	403
Change in operating assets and liabilities, net of effects of acquisitions and divestitures	(251)	(145)
Net cash provided by operating activities	4,719	4,536
Cash flows from investing activities:
Acquisitions of businesses, net of cash acquired	(170)	(377)
Capital expenditures	(2,895)	(2,587)
Proceeds from divestitures of businesses and other assets, net of cash divested	78	27
Other, net	(104)	(126)
Net cash used in investing activities	(3,091)	(3,063)
Cash flows from financing activities:
New borrowings	21,306	8,688
Debt repayments	(20,394)	(7,328)
Common stock repurchase program	(1,302)	(1,500)
Cash dividends	(1,136)	(1,077)
Exercise of common stock options	44	44
Tax payments associated with equity-based compensation transactions	(31)	(39)
Other, net	(11)	(4)
Net cash used in financing activities	(1,524)	(1,216)
Effect of exchange rate changes on cash, cash equivalents and restricted cash and cash equivalents	3	(6)
Increase in cash, cash equivalents and restricted cash and cash equivalents	107	251
Cash, cash equivalents and restricted cash and cash equivalents at beginning of period	445	194
Cash, cash equivalents and restricted cash and cash equivalents at end of period	$552	$445

WASTE MANAGEMENT, INC.

SUMMARY DATA SHEET

(In Millions)

(Unaudited)

Operating Revenues by Line of Business

	Three Months Ended
	December 31,
	2023			2022
	Gross	Intercompany	Net	Gross	Intercompany	Net
	Operating	Operating	Operating	Operating	Operating	Operating
	Revenues	Revenues	Revenues	Revenues	Revenues	Revenues
Commercial	$1,501	$(185)	$1,316	$1,416	$(170)	$1,246
Industrial	947	(190)	757	937	(174)	763
Residential	879	(23)	856	856	(25)	831
Other collection	797	(59)	738	691	(53)	638
Total collection	4,124	(457)	3,667	3,900	(422)	3,478
Landfill	1,193	(391)	802	1,158	(377)	781
Transfer	574	(256)	318	541	(246)	295
Total Collection and Disposal	$5,891	$(1,104)	$4,787	$5,599	$(1,045)	$4,554
Recycling Processing and Sales	421	(72)	349	376	(80)	296
WM Renewable Energy	76	(1)	75	80	(1)	79
Corporate and Other	13	(7)	6	11	(5)	6
Total	$6,401	$(1,184)	$5,217	$6,066	$(1,131)	$4,935

	Year Ended
	December 31,
	2023			2022
	Gross	Intercompany	Net	Gross	Intercompany	Net
	Operating	Operating	Operating	Operating	Operating	Operating
	Revenues	Revenues	Revenues	Revenues	Revenues	Revenues
Commercial	$5,801	$(692)	$5,109	$5,450	$(590)	$4,860
Industrial	3,836	(753)	3,083	3,681	(656)	3,025
Residential	3,474	(96)	3,378	3,339	(75)	3,264
Other collection	3,006	(220)	2,786	2,683	(217)	2,466
Total collection	16,117	(1,761)	14,356	15,153	(1,538)	13,615
Landfill	4,863	(1,611)	3,252	4,597	(1,535)	3,062
Transfer	2,293	(1,036)	1,257	2,143	(977)	1,166
Total Collection and Disposal	$23,273	$(4,408)	$18,865	$21,893	$(4,050)	$17,843
Recycling Processing and Sales	1,576	(312)	1,264	1,760	(244)	1,516
WM Renewable Energy	276	(3)	273	315	(3)	312
Corporate and Other	51	(27)	24	50	(23)	27
Total	$25,176	$(4,750)	$20,426	$24,018	$(4,320)	$19,698

WASTE MANAGEMENT, INC.

SUMMARY DATA SHEET

(In Millions)

(Unaudited)

Internal Revenue Growth

	Period-to-Period Change for the Three Months Ended December 31, 2023 vs. 2022				Period-to-Period Change for the Year Ended December 31, 2023 vs. 2022
		As a % of		As a % of		As a % of		As a % of
		Related		Total		Related		Total
	Amount	Business(a)	Amount	Company(b)	Amount	Business(a)	Amount	Company(b)
Collection and disposal	$209	4.9%			$911	5.4%
Recycling Processing and Sales and WM Renewable Energy (c) (d)	18	4.7			(381)	(20.2)
Energy surcharges and mandated fees (d) (e)	(34)	(12.2)			(104)	(9.7)
Total average yield (f)			$193	3.9%			$426	2.1%
Volume (g)			59	1.2			150	0.8
Internal revenue growth			252	5.1			576	2.9
Acquisitions			30	0.6			186	0.9
Divestitures			—	—			(5)	—
Foreign currency translation			—	—			(29)	(0.1)
Total			$282	5.7%			$728	3.7%

	Period-to-Period Change for the Three Months Ended December 31, 2023 vs. 2022		Period-to-Period Change for the Year Ended December 31, 2023 vs. 2022
	As a % of Related Business(a)		As a % of Related Business(a)
	Yield	Volume(g)	Yield	Volume(g)
Commercial	6.3%	0.8%	6.5%	(0.3)%
Industrial	5.6	(1.0)	7.2	(2.0)
Residential	5.7	(2.1)	6.1	(3.1)
Total collection	5.7	(0.3)	6.3	(1.1)
MSW	4.5	3.9	4.9	3.0
Transfer	6.5	3.1	7.5	1.0
Total collection and disposal	4.9%	1.9%	5.4%	0.9%

(a)	Calculated by dividing the increase or decrease for the current year by the prior year’s related business revenue adjusted to exclude the impacts of divestitures for the current year.

(b)	Calculated by dividing the increase or decrease for the current year by the prior year’s total Company revenue adjusted to exclude the impacts of divestitures for the current year.

(c)	Includes combined impact of commodity price variability in both our Recycling Processing and Sales and WM Renewable Energy segments, as well as changes in certain recycling fees charged by our collection and disposal operations.

(d)	Beginning in 2023, the results include changes in our revenue attributable to our WM Renewable Energy segment. Previously these changes in revenue were included in energy surcharges and mandated fees. We have revised our prior year results to conform with the current year presentation.

(e)	Our energy surcharge was revised beginning in the second quarter of 2023 to incorporate market prices for both diesel and compressed natural gas.

(f)	The amounts reported herein represent the changes in our revenue attributable to average yield for the total Company.

(g)	Workday adjusted volume impact.

WASTE MANAGEMENT, INC.

SUMMARY DATA SHEET

(In Millions)

(Unaudited)

Free Cash Flow(a)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Net cash provided by operating activities	$1,382	$1,049	$4,719	$4,536
Capital expenditures to support the business	(675)	(623)	(2,131)	(2,026)
Proceeds from divestitures of businesses and other assets, net of cash divested	10	9	78	27
Free cash flow before sustainability growth investments	717	435	2,666	2,537
Capital expenditures - sustainability growth investments	(367)	(239)	(764)	(561)
Free cash flow	$350	$196	$1,902	$1,976

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Supplemental Data

Internalization of waste, based on disposal costs	68.9%	68.2%	68.8%	68.5%

Landfill depletable tons (in millions)	30.1	30.8	122.8	124.7

Acquisition Summary(b)

Gross annualized revenue acquired	$20	$123	$141	$258

Total consideration, net of cash acquired	44	291	182	507

Cash paid for acquisitions consummated during the period, net of cash acquired	31	170	165	372

Cash paid for acquisitions including contingent consideration and other items from prior periods, net of cash acquired	34	170	173	377

Landfill Depletion and Accretion Expenses:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Landfill depletion expense:
Cost basis of landfill assets	$145	$141	$598	$576
Asset retirement costs	46	75	147	178
Total landfill depletion expense(c)	191	216	745	754
Accretion expense	33	28	130	112
Landfill depletion and accretion expense	$224	$244	$875	$866

(a)	The summary of free cash flow has been prepared to highlight and facilitate understanding of the principal cash flow elements. Free cash flow is not a measure of financial performance under generally accepted accounting principles and is not intended to replace the consolidated statement of cash flows that was prepared in accordance with generally accepted accounting principles.

(b)	Represents amounts associated with business acquisitions consummated during the applicable period except where noted.

(c)	The decrease in landfill depletion expense for the twelve months ended December 31, 2023, as compared with the prior year period, was primarily driven by reductions in volume partially offset by the reopening of a previously closed landfill in our East Tier. The decrease in landfill depletion for the three months ended December 31, 2023, as compared to the quarter ended December 31, 2022, was primarily driven by reductions in volume and prior year nonrecurring cost increases at certain closed landfills in both the East and West Tiers.

WASTE MANAGEMENT, INC.

RECONCILIATION OF CERTAIN NON-GAAP MEASURES

(In Millions, Except Per Share Amounts)

(Unaudited)

	Three Months Ended December 31, 2023
	Income from	Pre-tax	Tax		Net	Diluted Per
	Operations	Income	Expense		Income(a)	Share Amount
As reported amounts	$785	$644	$175		$493	$1.22
Adjustments:
(Gain) loss from asset impairments and other, net(c)	247	247	5		210	0.52
As adjusted amounts	$1,032	$891	$180	(b)	$703	$1.74
Depreciation, depletion and amortization	526
As adjusted operating EBITDA	$1,558

	Three Months Ended December 31, 2022
	Income from	Pre-tax	Tax		Net	Diluted Per
	Operations	Income	Expense		Income(a)	Share Amount
As reported amounts	$765	$643	$143		$499	$1.21
Adjustments:
(Gain) loss from divestitures and asset impairments(d)	45	45	10		35
Enterprise resource planning system implementation-related costs	4	4	1		3
	49	49	11		38	0.09
As adjusted amounts	$814	$692	$154	(b)	$537	$1.30
Depreciation, depletion and amortization	545
As adjusted operating EBITDA	$1,359

(a)	For purposes of this press release table, all references to "Net income" refer to the financial statement line item "Net income attributable to Waste Management, Inc."

(b)	The Company calculates its effective tax rate based on actual dollars. When the effective tax rate is calculated by dividing the Tax Expense amount in the table above by the Pre-tax Income amount, differences occur due to rounding, as these items have been rounded in millions. The fourth quarter 2023 and 2022 adjusted effective tax rates were 20.1% and 22.3%, respectively.

(c)	Includes net charges primarily consisting of (i) a $168 million goodwill impairment charge related to a business engaged in accelerating film and plastic wrap recycling capabilities, which was partially offset by the recognition of $46 million of income related to the reversal of contingent consideration associated with our investment in such business; (ii) $107 million of impairment charges for certain investments in waste diversion technology businesses and (iii) a $17 million charge to adjust an indirect wholly-owned subsidiary's estimated potential share of the liability for a proposed environmental remediation plan at a closed site.

(d)	Includes asset impairment charges in our Collection and Disposal segment primarily related to management’s decision to close two landfills in our East Tier offset by a gain from the divestiture of a solid waste business in our West Tier.

WASTE MANAGEMENT, INC.

RECONCILIATION OF CERTAIN NON-GAAP MEASURES

(In Millions)

(Unaudited)

	Three Months Ended December 31, 2023
		Recycling	WM
	Collection	Processing	Renewable	Corporate
	and Disposal	and Sales	Energy	and Other	Total
Operating revenues, as reported	$4,787	$349	$75	$6	$5,217

Income from operations, as reported	$1,325	$(99)	$28	$(469)	$785

Adjustment:
(Gain) loss from asset impairments and other, net	—	122	—	125	247
Adjusted income from operations	$1,325	$23	$28	$(344)	$1,032
Depreciation, depletion and amortization	448	30	8	40	526
Adjusted operating EBITDA	$1,773	$53	$36	$(304)	$1,558

Adjusted operating EBITDA margin	37.0%	15.2%	48.0%	—	29.9%

	Three Months Ended December 31, 2022
		Recycling	WM
	Collection	Processing	Renewable	Corporate
	and Disposal	and Sales	Energy	and Other	Total
Operating revenues, as reported	$4,553	$296	$79	$7	$4,935

Income from operations, as reported	$1,048	$7	$32	$(322)	$765

Adjustments:
(Gain) loss from divestitures and asset impairments	45	—	—	—	45
Enterprise resource planning system implementation-related costs	—	—	—	4	4
	45	—	—	4	49
Adjusted income from operations	$1,093	$7	$32	$(318)	$814
Depreciation, depletion and amortization	475	24	7	39	545
Adjusted operating EBITDA	$1,568	$31	$39	$(279)	$1,359

Adjusted operating EBITDA margin	34.4%	10.5%	49.4%	—	27.5%

WASTE MANAGEMENT, INC.

RECONCILIATION OF CERTAIN NON-GAAP MEASURES

(In Millions, Except Per Share Amounts)

(Unaudited)

	Year Ended December 31, 2023
	Income from	Pre-tax	Tax		Net	Diluted Per
	Operations	Income	Expense		Income(a)	Share Amount
As reported amounts	$3,575	$3,021	$745		$2,304	$5.66
Adjustments:
Collective bargaining agreement costs	8	8	2		6
(Gain) loss from asset impairments and other, net(c)	245	245	4		209
	253	253	6		215	0.53
As adjusted amounts	$3,828	$3,274	$751	(b)	$2,519	$6.19
Depreciation, depletion and amortization	2,071
As adjusted operating EBITDA	$5,899

	Year Ended December 31, 2022
	Income from	Pre-tax	Tax		Net	Diluted Per
	Operations	Income	Expense		Income(a)	Share Amount
As reported amounts	$3,365	$2,918	$678		$2,238	$5.39
Adjustments:
(Gain) loss from divestitures, asset impairments and other, net(d)	61	61	13		48
Enterprise resource planning system implementation-related costs	40	40	11		29
Advanced Disposal integration-related costs	8	8	2		6
	109	109	26		83	0.20
As adjusted amounts	$3,474	$3,027	$704	(b)	$2,321	$5.59
Depreciation, depletion and amortization	2,038
As adjusted operating EBITDA	$5,512

(a)	For purposes of this press release table, all references to "Net income" refer to the financial statement line item "Net income attributable to Waste Management, Inc."

(b)	The Company calculates its effective tax rate based on actual dollars. When the effective tax rate is calculated by dividing the Tax Expense amount in the table above by the Pre-tax Income amount, differences occur due to rounding, as these items have been rounded in millions. The full year 2023 and 2022 adjusted effective tax rates were 22.9% and 23.2%, respectively.

(c)	Includes net charges primarily consisting of (i) a $168 million goodwill impairment charge related to a business engaged in accelerating film and plastic wrap recycling capabilities, which was partially offset by the recognition of $46 million of income related to the reversal of contingent consideration associated with our investment in such business; (ii) $107 million of impairment charges for certain investments in waste diversion technology businesses and (iii) a $17 million charge to adjust an indirect wholly-owned subsidiary's estimated potential share of the liability for a proposed environmental remediation plan at a closed site.

(d)	Includes primarily asset impairment charges related to management’s decision to close two landfills in our East Tier and a charge to increase the recorded liability for a subsidiary’s estimated potential share of a proposed environmental remediation plan at a closed site partially offset by a gain from the divestiture of a solid waste business in our West Tier.

WASTE MANAGEMENT, INC.

RECONCILIATION OF CERTAIN NON-GAAP MEASURES

(In Millions)

(Unaudited)

	Year Ended December 31, 2023
		Recycling	WM
	Collection	Processing	Renewable	Corporate
	and Disposal	and Sales	Energy	and Other	Total
Operating revenues, as reported	$18,865	$1,264	$273	$24	$20,426

Income from operations, as reported	$4,821	$(44)	$79	$(1,281)	$3,575

Adjustments:
Collective bargaining agreement costs	8	—	—	—	8
(Gain) loss from asset impairments and other, net	—	122	—	123	245
	8	122	—	123	253
Adjusted income from operations	$4,829	$78	$79	$(1,158)	$3,828
Depreciation, depletion and amortization	1,812	110	33	116	2,071
Adjusted operating EBITDA	$6,641	$188	$112	$(1,042)	$5,899

Adjusted operating EBITDA margin	35.2%	14.9%	41.0%	—	28.9%

	Year Ended December 31, 2022
		Recycling	WM
	Collection	Processing	Renewable	Corporate
	and Disposal	and Sales	Energy	and Other	Total
Operating revenues, as reported	$17,843	$1,516	$312	$27	$19,698

Income from operations, as reported	$4,360	$128	$132	$(1,255)	$3,365

Adjustments:
(Gain) loss from divestitures, asset impairments and other, net	43	—	—	18	61
Enterprise resource planning system implementation-related costs	—	—	—	40	40
Advanced Disposal integration-related costs	—	—	—	8	8
	43	—	—	66	109
Adjusted income from operations	$4,403	$128	$132	$(1,189)	$3,474
Depreciation, depletion and amortization	1,816	92	33	97	2,038
Adjusted operating EBITDA	$6,219	$220	$165	$(1,092)	$5,512

Adjusted operating EBITDA margin	34.9%	14.5%	52.9%	—	28.0%

WASTE MANAGEMENT, INC.

RECONCILIATION OF CERTAIN NON-GAAP MEASURES

(In Millions)

(Unaudited)

	Three Months Ended
	December 31, 2023		December 31, 2022
		As a % of		As a % of
	Amount	Revenues	Amount	Revenues
Adjusted SG&A Expenses and Adjusted SG&A Expenses Margin

Operating revenues, as reported	$5,217		$4,935

SG&A expenses, as reported	$513	9.8%	$487	9.9%
Adjustment:
Enterprise resource planning system implementation-related costs			(4)
As adjusted SG&A expenses			$483	9.8%

	Year Ended
	December 31, 2023		December 31, 2022
		As a % of		As a % of
	Amount	Revenues	Amount	Revenues
Adjusted SG&A Expenses and Adjusted SG&A Expenses Margin

Operating revenues, as reported	$20,426		$19,698

SG&A expenses, as reported	$1,926	9.4%	$1,938	9.8%
Adjustments:
Collective bargaining agreement costs	(1)		—
Enterprise resource planning system implementation-related costs	—		(40)
Advanced Disposal acquisition and integration-related costs	—		(4)
As adjusted SG&A expenses	$1,925	9.4%	$1,894	9.6%

WASTE MANAGEMENT, INC.

RECONCILIATION OF CERTAIN NON-GAAP MEASURES

(In Millions)

(Unaudited)

	Year Ended
	December 31, 2023		December 31, 2022
		As a % of		As a % of
	Amount	Revenues	Amount	Revenues
Adjusted Operating Expenses and Adjusted Operating Expenses Margin

Operating revenues, as reported	$20,426		$19,698

Operating expenses, as reported	$12,606	61.7%	$12,294	62.4%
Adjustments:
Collective bargaining agreement costs	(7)		—
Advanced Disposal integration-related costs	—		(4)
Legacy loss contingency reserve adjustment and other, net	3		1
As adjusted operating expenses	$12,602	61.7%	$12,291	62.4%

2024 Projected Free Cash Flow Reconciliation(a)

	Scenario 1	Scenario 2
Net cash provided by operating activities	$4,900	$5,150
Capital expenditures to support the business	(2,200)	(2,300)
Proceeds from divestitures of businesses and other assets, net of cash divested	50	100
Free cash flow before sustainability growth investments	$2,750	$2,950
Capital expenditures - sustainability growth investments	(850)	(900)
Free cash flow	$1,900	$2,050

(a)	The reconciliation includes two scenarios that illustrate our projected free cash flow range for 2024. The amounts used in the reconciliation are subject to many variables, some of which are not under our control and, therefore, are not necessarily indicative of actual results.

WASTE MANAGEMENT, INC.

SUPPLEMENTAL INFORMATION PROVIDED FOR ILLUSTRATIVE PURPOSES ONLY

(In Millions)

(Unaudited)

Diversity in the structure of recycling contracts results in different accounting treatment for commodity rebates. In accordance with revenue recognition guidance, our Company records gross recycling revenue and records rebates paid to customers as cost of goods sold. Other contract structures allow for netting of rebates against revenue.

Additionally, there are differences in whether companies adjust for accretion expense in their calculation of EBITDA. Our Company does not adjust for landfill accretion expenses when calculating operating EBITDA, while other companies do adjust it for the calculation of their EBITDA measure.

The table below illustrates the impact that differing contract structures and treatment of accretion expense has on the Company’s adjusted operating EBITDA margin results. This information has been provided to enhance comparability and is not intended to replace or adjust GAAP reported results.

	Three Months Ended
	December 31, 2023		December 31, 2022
	Amount	Change in Adjusted Operating EBITDA Margin	Amount	Change in Adjusted Operating EBITDA Margin
Recycling commodity rebates	$171	1.0%	$154	0.9%
Accretion expense	$33	0.6%	$28	0.6%

	Year Ended
	December 31, 2023		December 31, 2022
	Amount	Change in Adjusted Operating EBITDA Margin	Amount	Change in Adjusted Operating EBITDA Margin
Recycling commodity rebates	$604	0.9%	$815	1.2%
Accretion expense	$130	0.6%	$112	0.6%